As filed with the Securities and Exchange Commission on May 20, 2011
Registration No. 333-36776

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

McDonald’s Corporation
(Exact name of registrant as specified in its charter)

Delaware	36-2361282
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One McDonald’s Plaza, Oak Brook, Illinois	60523-1900
(Address of Principal Executive Offices)	(Zip Code)

McDONALD’S CORPORATION NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
 (Full title of the plan)

Gloria Santona
Corporate Executive Vice President,
General Counsel and Secretary
McDonald’s Corporation
One McDonald’s Plaza
Oak Brook, Illinois 60523-1900
 (Name and address of agent for service)

(630) 623-3000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-36776) filed by McDonald’s Corporation (the “Registrant”) with the U.S. Securities and Exchange Commission on May 11, 2000 (the “Registration Statement”) to register 200,000 shares of the Registrant’s Common Stock for issuance under the McDonald’s Corporation Non-Employee Director Stock Option Plan (the “Plan”). The Registrant terminated the Plan on May 23, 2002, and all options granted under the Plan have been exercised or forfeited. As of the date of this Post-Effective Amendment, no additional shares of Common Stock registered will be issued under the Plan.

In accordance with the Registrant’s undertaking in Part II, Item 9(a)(3) of the Registration Statement, the Registrant hereby amends the Registration Statement to remove from registration all securities registered but remaining unsold, if any, under the Registration Statement and to terminate the effectiveness of the Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

24	Power of Attorney

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on this 20th day of May, 2011.

McDONALD’S CORPORATION

By:	/s/ Gloria Santona
Gloria Santona
Corporate Executive Vice President,
General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature Title	Date

*	May 20, 2011
Susan E. Arnold
Director

*	May 20, 2011
Peter J. Bensen
Corporate Executive Vice President and Chief Financial Officer

*	May 20, 2011
Robert A. Eckert
Director

*	May 20, 2011
Enrique Hernandez, Jr.
Director

*	May 20, 2011
Jeanne P. Jackson
Director

*	May 20, 2011
Richard H. Lenny
Director

*	May 20, 2011
Walter E. Massey
Director

*	May 20, 2011
Andrew J. McKenna
Chairman of the Board and Director

*	May 20, 2011
Cary D. McMillan
Director

*	May 20, 2011
Kevin M. Ozan
Corporate Senior Vice President - Controller

*	May 20, 2011
Sheila A. Penrose
Director

*	May 20, 2011
John W. Rogers, Jr.
Director

*	May 20, 2011
James A. Skinner
Vice Chairman, Chief Executive Officer and Director

*	May 20, 2011
Roger W. Stone
Director

*	May 20, 2011
Miles D. White
Director

______________________
*
Gloria Santona, the undersigned attorney-in-fact, by signing her name hereto, does hereby sign and execute this Post-Effective Amendment No. 1 on behalf of the above indicated directors and officers of the Registrant pursuant to a power of attorney filed with the U.S. Securities and Exchange Commission.

     By:    /s/ Gloria Santona
        Gloria Santona
        Attorney-in-Fact

    The Plan.  Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the McDonald’s Corporation Non-Employee Director Stock Option Plan) have duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on this 20th day of May, 2011.

McDONALD'S CORPORATION NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

By:	/s/ Catherine A. Griffin
Catherine A. Griffin
Corporate Vice President - Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

24	Power of Attorney